UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2013

Warner Chilcott Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square, Docklands
Dublin 2, Ireland
(Address of Principal Executive Offices)

+353.1.897.2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events.

Settlement of Litigation

As previously disclosed in the definitive proxy statement/prospectus (the “Proxy Statement”) dated July 31, 2013 relating to the proposed acquisition (the “Acquisition”) of Warner Chilcott Public Limited Company (“Warner Chilcott”) by Actavis, Inc. (“Actavis”), on July 29, 2013, a purported shareholder of Warner Chilcott filed a putative class action complaint in the United States District Court for the District of New Jersey, styled Martin v. Warner Chilcott Public Limited Company, Case No. 2:33-AV-00001 (the “Action”), challenging the Acquisition. The complaint alleges that Warner Chilcott violated Section 14 of the Securities Exchange Act of 1934 and the rules promulgated thereunder by disseminating, with Actavis, a preliminary joint proxy statement/prospectus in connection with the Acquisition containing certain material omissions and misstatements.  The complaint seeks, among other things, that consummation of the Acquisition be enjoined, as well as an unspecified amount of compensatory damages.

On August 22, 2013, the parties to the Action executed a memorandum of understanding (the “MOU”) setting forth an agreement in principle, subject to court approval and certain other conditions, to settle the Action on the terms set forth therein. Pursuant to the MOU, Warner Chilcott agreed to make certain supplemental disclosures as set forth below in this Form 8-K.  The MOU further provides that, among other things, (a) the parties will replace the MOU with a definitive stipulation of settlement (the “Stipulation”) and will submit the Stipulation to the court for review and approval; (b) the plaintiff will not pursue his efforts to enjoin the proposed Acquisition; (c) the Stipulation will provide for dismissal of the Action with prejudice on the merits; (d) the Stipulation will include a customary release of Warner Chilcott from any and all claims relating to the Acquisition and any disclosures made in connection therewith; and (e) the proposed settlement is conditioned on, among other things, consummation of the Acquisition, completion of certain confirmatory discovery, class certification, and final approval by the court following notice to Warner Chilcott’s shareholders.  Pending final approval by the court of the Stipulation, the plaintiff has agreed to stay all proceedings in the Action and not to initiate any other proceedings, except those relating to the settlement.

Warner Chilcott has denied and continues to deny any wrongdoing or liability with respect to all claims, events and transactions complained of in the Action or that it has engaged in any wrongdoing. Warner Chilcott has entered into the MOU solely to eliminate the uncertainty, burden, risk, expense and distraction of further litigation. Warner Chilcott does not concede that any of the supplemental disclosures made pursuant to the MOU in this Form 8-K are material or otherwise required by law.  Warner Chilcott and Actavis believe that the Action is without merit and, if the proposed settlement is not approved, intend to vigorously defend against it.  There is no assurance that Warner Chilcott and Actavis will be successful in the outcome of the pending or any potential future lawsuits.

The settlement will not affect the form or amount of consideration to be received by Warner Chilcott shareholders in the transaction.

SUPPLEMENTAL DISCLOSURES MADE PURSUANT TO THE MOU

Set forth below are certain supplemental disclosures required to be made pursuant to the MOU. The disclosures appear below the appropriate section heading that corresponds to the sections in the Proxy Statement.

The Transaction—Background of the Transaction

The section of the Proxy Statement “The Transaction—Background of the Transaction” starting on page 60 of the Proxy Statement is hereby amended and supplemented as follows:

Under the caption “Background of the Transaction” (starting on page 60), the last sentence of the current first paragraph is hereby deleted and replaced with the following:

“As part of this ongoing evaluation process, from time to time representatives of Warner Chilcott and Actavis had discussed each other’s businesses and potential opportunities to explore business combinations including in connection with Warner Chilcott’s review of strategic alternatives conducted in 2012 and described below. During that process, representatives of Warner Chilcott and Actavis engaged in preliminary discussions regarding a possible acquisition of Warner Chilcott by Actavis, although no specific transaction terms were discussed and such discussions did not lead to an indication of interest by Actavis in pursuing such an acquisition. During the two years leading up to entry into the Transaction Agreement, representatives of Warner Chilcott and Actavis also discussed a number of matters in the ordinary course of business, including, among other things, certain matters relating to the exclusive license granted by Warner Chilcott to Actavis to market and sell Actavis’ oral contraceptive product Generess Fe and several patent litigation matters.”

Under the caption “Background of the Transaction” (starting on page 60), the current second paragraph is hereby deleted and replaced with the following:

“In early 2012, Warner Chilcott initiated a process to explore a broad range of potential strategic alternatives to enhance shareholder value, including potential acquisitions, a potential sale of Warner Chilcott, other potential business combination transactions, a potential leveraged recapitalization, the establishment of a regular dividend and the refresh of Warner Chilcott’s share redemption program.  As part of this process, representatives of Warner Chilcott initially contacted twelve parties to gauge their interest on a no-names basis in the potential acquisition of a company in the pharmaceutical industry.  These representatives indicated that they would disclose the identity of the company (Warner Chilcott) upon execution of a short-form confidentiality agreement. Five of the parties, including Actavis, were strategic buyers, and the other seven potential offerors were financial sponsors.  One of the strategic buyers to which representatives of Warner Chilcott reached out responded that it was not interested in the potential transaction, and the other eleven potential offerors, including Actavis, entered into short-form confidentiality agreements with representatives of Warner Chilcott in exchange for the disclosure of Warner Chilcott’s identity.

After the disclosure of Warner Chilcott’s identity, nine of the eleven remaining potential offerors, including Actavis, expressed interest in receiving additional information about Warner Chilcott and, between February 2012 and April 2012, those nine potential offerors entered into separate long-form confidentiality agreements with Warner Chilcott, each of which contained a customary standstill provision and pursuant to which confidential information regarding Warner Chilcott was provided.  Warner Chilcott publicly announced this strategic review process on April 30, 2012. In connection with such process (which occurred prior to Warner Chilcott’s declaration of the $4.00 per share special cash dividend and the two $0.25 per share semi-annual dividends described below), Warner Chilcott received two preliminary, non-binding indications of interest in acquiring Warner Chilcott (neither of which were made by Actavis) for prices ranging from $20.00 to $22.50 per share (representing a premium of approximately 7.8% to 21.3% to Warner Chilcott’s volume-weighted average trading price for the 30 trading day period ending on May 3, 2012, the day prior to receipt of that indication of interest) and $22.00 to $24.00 per share (representing a premium of approximately 32.2% to 44.2% to Warner Chilcott’s volume-weighted average trading price for the 30 trading day period ending on March 5, 2012, the day prior to receipt of that indication of interest), respectively. However, neither of the two parties that submitted preliminary, non-binding indications of interest conducted significant due diligence or otherwise indicated a further interest in pursuing an acquisition of Warner Chilcott, and this process, which concluded during the summer of 2012, did not result in any business combination transaction.

Rather, in August 2012, Warner Chilcott announced a number of strategic initiatives intended to enhance shareholder value, namely a special dividend transaction pursuant to which Warner Chilcott declared a special cash dividend of $4.00 per share on August 21, 2012, the adoption of a new dividend policy pursuant to which Warner Chilcott declared regular semi-annual dividends of $0.25 per share on November 6, 2012 and May 7, 2013, and the renewal of its share redemption program.”

Under the caption “Background of the Transaction” (starting on page 60), the last sentence of the current sixth paragraph is hereby deleted and replaced with the following:

“The parties also began exchanging high-level financial and business information pursuant to the existing long-form confidentiality agreement that had been previously entered into between the parties on February 15, 2012 in connection with Warner Chilcott’s exploration of strategic alternatives in early 2012 and has a term of two years.”

Under the caption “Background of the Transaction” (starting on page 60), the first sentence of the current fifteenth paragraph (the paragraph currently running from page 61 to page 62) is hereby deleted and replaced with the following:

“On May 13, 2013, Messrs. Boissonneault, Bisaro, Herendeen and Sigurdur Olafsson, Actavis’ President, Global Generics, met to discuss preliminary issues regarding a potential transaction, including the structuring of such a transaction and potential synergies that might result from such a transaction.”

Under the caption “Background of the Transaction” (starting on page 60), the second sentence of the current eighteenth paragraph (the current third full paragraph on page 62), is hereby deleted and replaced with the following:

“The Warner Chilcott board of directors discussed the risks associated with Warner Chilcott’s business on a standalone basis, including the risks relating to the litigation disclosed in Warner Chilcott’s public filings, the loss of patent and/or market exclusivity for certain of Warner Chilcott’s key products, the concentration of a significant percentage of Warner Chilcott’s revenues in certain key products and the potential that any events that adversely affect the markets for those products could materially reduce Warner Chilcott’s revenues, earnings and cash flows.”

Under the caption “Background of the Transaction” (starting on page 60), the sixth sentence of the current eighteenth paragraph (the current third full paragraph on page 62) is hereby deleted and replaced with the following:

“The board considered it unlikely that a third party would be willing and capable of making an offer superior to the offer made by Actavis given (a) the potential operational cost efficiencies, including the after tax operational synergies and related cost reductions and tax savings discussed under “Merger Benefit Statement” beginning on page 301 of this joint proxy statement/prospectus, and incremental revenue opportunities of the potential transaction with Actavis, (b) the strategic review process undertaken by Warner Chilcott in 2012 did not result in a business combination and (c) the fact that despite the public report and confirmation by Warner Chilcott and Actavis that discussions were taking place between the two companies, no other potential acquirers had approached Warner Chilcott.”

Under the caption “Background of the Transaction” (starting on page 60), the second sentence of the current twenty-third paragraph (the paragraph currently running from page 63 to page 64) is hereby deleted and replaced with the following:

“The Warner Chilcott board of directors revisited and continued its earlier discussion of the risks associated with Warner Chilcott’s business on a standalone basis, including the risks relating to the litigation disclosed in Warner Chilcott’s public filings, the loss of patent and/or market exclusivity for certain of Warner Chilcott’s key products, the concentration of a significant percentage of Warner Chilcott’s revenues in certain key products and the potential that any events that adversely affect the markets for those products could materially reduce Warner Chilcott’s revenues, earnings and cash flows.”

The Transaction—Opinion of Warner Chilcott’s Financial Advisors

The section of the Proxy Statement “The Transaction—Opinion of Warner Chilcott’s Financial Advisor” starting on page 96 of the Proxy Statement is hereby amended and supplemented as follows:

Under the caption “Public Trading Comparables Analysis – Warner Chilcott” (starting on page 100), the table in the current fourth paragraph is hereby deleted and replaced with the following:

	TEV/EBITDA				P/E
	2013E		2014E		2013E		2014E
Warner Chilcott
Current (as of May 17, 2013) (a)	6.8	x	7.5	x	5.8	x	6.1	x
Unaffected price (b)	6.0	x	6.6	x	4.6	x	4.9	x

Selected Companies
Endo Health Solutions Inc.	7.5	x	8.5	x	8.1	x	9.7	x
Salix Pharmaceuticals Ltd.	11.2	x	8.8	x	17.5	x	13.2	x
Jazz Pharmaceuticals Public Limited Company	7.6	x	6.1	x	9.5	x	7.8	x
United Therapeutics Corporation	6.7	x	6.0	x	11.1	x	9.7	x
Questcor Pharmaceuticals, Inc.	5.8	x	4.0	x	9.4	x	8.0	x
Mean	7.8	x	6.7	x	11.1	x	9.7	x
Median	7.5	x	6.1	x	9.5	x	9.7	x

(a)	Warner Chilcott calculations based on publicly available information as of May 17, 2013.

(b)   Warner Chilcott calculations based on publicly available information as of the leak time on May 10, 2013.

Under the caption “Public Trading Comparables Analysis – Actavis” (starting on page 102), the table in the current fourth paragraph is hereby deleted and replaced with the following:

	TEV/EBITDA				P/E
	2013E		2014E		2013E		2014E
Actavis
Current (as of May 17, 2013) (a)	11.4	x	10.2	x	15.0	x	13.5	x
Unaffected price (b)	10.3	x	9.2	x	12.9	x	11.5	x

Selected Companies
Teva Pharmaceuticals Industries Limited	7.4	x	6.9	x	8.0	x	7.4	x
Mylan, Inc.	9.7	x	8.8	x	11.0	x	9.7	x
Perrigo Co.	12.9	x	11.6	x	19.5	x	17.2	x
Hospira Inc.	10.8	x	10.5	x	17.6	x	17.3	x
Mean	10.2	x	9.5	x	14.0	x	12.9	x
Median	10.3	x	9.7	x	14.3	x	13.5	x

(a)	Actavis calculations based on publicly available information as of May 17, 2013.

(b)	Actavis calculations based on publicly available information as of the leak time on May 10, 2013.

Under the caption “Analysts Price Targets” (starting on page 104), the first sentence of the current first paragraph is hereby deleted and replaced with the following:

“Deutsche Bank reviewed, for reference and informational purposes, share price targets for Warner Chilcott shares reflected in the latest publicly available equity research analyst reports issued both before and after the leak time by sixteen analysts covering Warner Chilcott.”

Under the caption “Precedent Transaction Analysis” (starting on page 105), the first sentence of the current first paragraph is hereby deleted and replaced with the following:

“Deutsche Bank reviewed the financial terms, to the extent publicly available, of the following selected completed business combination and similar transactions since September 2008. Deutsche Bank selected these transactions because they involved specialty pharmaceutical companies with a value greater than $1 billion that had product concentration and potential generic competition risk characteristics similar to those of Warner Chilcott, which, in Deutsche Bank’s professional judgment and experience, made them sufficiently comparable to Warner Chilcott in certain business and financial respects.  Deutsche Bank selected transactions that occurred since September 2008 because Deutsche Bank deemed it more appropriate to look at transactions occurring at or about the time the financial crisis disrupted the markets and thereafter and believed that the nearly five year period since September 2008 provided sufficient data for the analysis.”

Under the caption “Precedent Transaction Analysis” (starting on page 105), the table in the current third paragraph is hereby deleted and replaced with the following:

Selected Transactions	TEV/LTM EBITDA
Valeant/Medicis	9.0x
Teva/Cephalon	6.3x
Pfizer/King	8.5x
Valeant/Biovail	6.2x
Abbott/Solvay	8.1x
Leo/Warner Chilcott	6.3x
Dainippon Sumitomo/Sepracor	8.0x
Warner Chilcott/P&G	3.8x
GlaxoSmithKline/Stiefel	na
King/Alpharma	nm
Shionogi/Sciele	11.9x
Mean	7.6x
Median	8.0x

Under the caption “Analysts Price Targets” (starting on page 106), the first sentence of the current first paragraph is hereby deleted and replaced with the following:

“Deutsche Bank reviewed, for reference and informational purposes, share price targets for shares of Actavis common stock reflected in the latest publicly available equity research analyst reports issued both before and after the leak time by twenty-one analysts covering Actavis.”

Under the caption “Transaction Premia Analysis” (starting on page 106), in the current third paragraph, the following is hereby added after the words “potential transaction affected the price of the target’s equity)”:

“, thus using unaffected prices”

Under the caption “Illustrative Accretion/Dilution Analysis” (starting on page 107), the current last paragraph is hereby deleted and replaced with the following:

“Illustrative Value Creation Analysis Based on Trading Multiples

Deutsche Bank reviewed the potential value creation for Actavis stockholders and Warner Chilcott shareholders by comparing the unaffected price per share of Actavis common stock and the unaffected price per Warner Chilcott share with a hypothetical range of possible trading prices for New Actavis shares following the transaction. Estimated financial data were based on the Warner Chilcott Street Case and the Actavis Public Forecasts. In this analysis, Deutsche Bank illustrated the hypothetical price of a New Actavis share if it were to be priced based on pro forma 2014 estimated earnings per share and EBITDA, including the $300 million of illustrative synergies, at a range of trading multiples.  The range of illustrative trading multiples was derived from the calculated trading multiples of the unaffected price of each of the Warner Chilcott shares and the shares of Actavis common stock to 2014 estimated earnings per share and EBITDA, respectively, as described above under the Public Trading Comparables Analyses, and ranged, at the low end, from the weighted average of such multiples (based on net income and EBITDA contributions of Warner Chilcott and Actavis to the pro forma totals) to, at the high end, the historical trading multiples observed of the unaffected price per share of Actavis common stock to 2014 estimated EPS and 2014 estimated EBITDA of Actavis.  The resulting illustrative P/E and TEV/EBITDA multiples ranged from 9.0x to 11.5x and from 8.3x to 9.2x, respectively.  Applying the range of illustrative P/E multiples to 2014E pro forma EPS resulted in a range of hypothetical trading prices per New Actavis share of $115.39 to $148.03.  Applying the range of illustrative TEV/EBITDA multiples to 2014E pro forma EBITDA resulted in a range of hypothetical trading prices per New Actavis share of $120.68 to $138.23.

Actavis:  Deutsche Bank noted that these hypothetical trading prices represented increases over the unaffected price of the shares of Actavis common stock, suggesting an implied gain in equity value to Actavis stockholders, ranging from 7.3% to 37.6% in the P/E multiple analysis and from 12.2% to 28.5% in the TEV/EBITDA multiple analysis.

Warner Chilcott:  Based on the exchange ratio, Deutsche Bank derived values per Warner Chilcott share reflected by the hypothetical New Actavis trading prices, ranging from $18.46 to $23.69 in the P/E multiple analysis and from $19.31 to $22.12 in the TEV/EBITDA multiple analysis. Deutsche Bank noted that these hypothetical trading prices represented increases over the unaffected price of the Warner Chilcott shares, suggesting an implied gain in equity value to Warner Chilcott shareholders, ranging from 19.3% to 53.1% in the P/E multiple analysis and from 24.8% to 43.0% in the TEV/EBITDA multiple analysis.

Deutsche Bank noted that none of the transaction premia analysis, the accretion/dilution analysis or the value creation analysis is a valuation methodology and each was presented merely for informational purposes.”

The Transaction—Opinion of Actavis’ Financial Advisors—Opinion of BofA Merrill Lynch

 The section of the Proxy Statement “The Transaction—Opinion of Actavis’ Financial Advisors—Opinion of BofA Merrill Lynch” starting on page 77 of the Proxy Statement is hereby amended and supplemented as follows:

Under the caption “Selected Publicly Traded Companies Analysis” (starting on page 79), the following is hereby added to the end of the current second paragraph:

This analysis indicated the following implied multiples for the selected companies.

	P/E				Enterprise Value / Adjusted EBITDA
	2013E		2014E		2013E		2014E
Endo Health Solutions Inc.	8.1	x	9.7	x	7.6	x	8.6	x
Jazz Pharmaceuticals Public Limited Company	9.5	x	7.8	x	7.8	x	6.2	x
Questcor Pharmaceuticals, Inc.	9.4	x	8.0	x	5.7	x	3.9	x
Salix Pharmaceuticals, Ltd.	17.5	x	13.2	x	10.9	x	8.6	x
Shire plc	14.1	x	12.5	x	10.1	x	9.0	x
United Therapeutics Corp.	11.1	x	9.7	x	7.2	x	6.4	x
Valeant Pharmaceuticals International, Inc.	13.7	x	11.8	x	14.3	x	12.8	x
Median	11.1	x	9.7	x	7.8	x	8.6	x

Under the caption “Selected Publicly Traded Companies Analysis” (starting on page 79), the following is hereby added to the end of the current seventh paragraph:

This analysis indicated the following implied multiples for the selected companies.  For purposes of the table below, “NM” means not meaningful.

	P/E				Enterprise Value / Adjusted EBITDA
	2013E		2014E		2013E		2014E
Akorn, Inc.	26.7	x	18.6	x	16.0	x	11.4	x
Hospira Inc.	17.6	x	17.3	x	10.8	x	10.4	x
Impax Laboratories, Inc.	NM		31.8	x	22.9	x	12.5	x
Mylan Inc.	10.2	x	9.0	x	8.9	x	8.0	x
Perrigo Co.	19.5	x	17.2	x	12.9	x	11.6	x
Teva Pharmaceutical Industries Limited	8.0	x	7.4	x	7.4	x	6.9	x
Median	17.6	x	17.3	x	11.8	x	10.9	x

Under the caption “Selected Precedent Transactions Analysis” (starting on page 82), the current first paragraph is hereby deleted and replaced with the following:

BofA Merrill Lynch reviewed, to the extent publicly available, financial information relating to the following 17 selected transactions involving companies in the pharmaceutical industry, which, based on its professional judgment and experience, BofA Merrill Lynch deemed relevant to consider in relation to Warner Chilcott and the transaction.

BofA Merrill Lynch reviewed transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company’s last 12 months, or LTM, EBITDA. This analysis indicated the following implied multiples for the selected transactions. For purposes of the table below, “NA” means data not publicly available, and “NM” means not meaningful.

Target	Acquiror	Announcement Date	Enterprise Value / LTM EBITDA
Actient Holdings LLC	Auxilium Pharmaceuticals, Inc.	4-29-2013	9.6x
Medicis Pharmaceutical Corporation	Valeant Pharmaceuticals International, Inc.	9-3-2012	9.0x
ISTA Pharmaceuticals, Inc.	Bausch & Lomb Incorporated	3-26-2012	NM
Cephalon, Inc.	Teva Pharmaceutical Industries Ltd.	5-2-2011	6.8x
King Pharmaceuticals, Inc.	Pfizer Inc.	10-12-2010	7.9x
Biovail Corporation	Valeant Pharmaceuticals International	6-21-2010	6.2x
Solvay Pharmaceutical	Abbott Laboratories	9-28-2009	7.9x
Sepracor Inc.	Dainippon Sumitomo Pharma Co., Ltd.	9-3-2009	7.7x
P&G Pharmaceuticals	Warner Chilcott plc	8-24-2009	3.7x
Alpharma Inc.	King Pharmaceuticals, Inc.	11-24-2008	NM
Sciele Pharma, Inc.	Shionogi & Co., Ltd.	9-1-2008	11.4x
Axcan Pharma Inc.	TPG Capital	11-29-2007	7.6x
Reliant Pharmaceuticals, Inc.	GlaxoSmithKline plc	11-21-2007	NA
3M Pharmaceutical Business in U.S., Canada, and Latin America	Graceway Pharmaceuticals, LLC	11-9-2006	NA
Kos Pharmaceuticals, Inc.	Abbott Laboratories	11-5-2006	20.1x
Schwarz Pharma AG	UCB SA	9-26-2006	NM
Altana Pharma AG	Nycomed AG	9-21-2006	5.4x

Under the caption “Selected Precedent Transactions Analysis” (starting on page 82), the first sentence of the current second paragraph is hereby deleted.

The Transaction—Opinion of Actavis’ Financial Advisors—Opinion of Greenhill

The section of the Proxy Statement “The Transaction—Opinion of Actavis’ Financial Advisors—Opinion of Greenhill” starting on page 86 of the Proxy Statement is hereby amended and supplemented as follows:

Under the caption “Selected Company Analysis” (starting on page 88), in the third sentence of the current fourth paragraph, the words “multiple ranges” are hereby deleted and replaced with the word “multiples”.

Under the caption “Selected Company Analysis” (starting on page 88), the table in the current fourth paragraph is hereby deleted and replaced with the following:

	EV to EBITDA Multiple				Price to Earnings Multiple
	2013E		2014E		2013E		2014E
Warner Chilcott Comparables:
Endo Health Solutions Inc.	7.6	x	8.6	x	8.1	x	9.7	x
Forest Laboratories, Inc.	27.2	x	16.5	x	47.3	x	26.0	x
Jazz Pharmaceuticals plc	7.8	x	6.2	x	9.5	x	7.8	x
The Medicines Company	21.1	x	12.9	x	36.5	x	21.9	x
Questcor Pharmaceuticals, Inc.	5.7	x	3.9	x	9.4	x	8.0	x
Salix Pharmaceuticals, Ltd.	10.9	x	8.6	x	17.5	x	13.2	x
Shire plc	10.1	x	9.0	x	14.1	x	12.5	x
United Therapeutics Corp.	7.2	x	6.4	x	11.1	x	9.7	x
Valeant Pharmaceuticals International, Inc.	14.3	x	12.8	x	13.7	x	11.8	x
Mean	12.4	x	9.4	x	18.6	x	13.4	x
Median	10.1	x	8.6	x	13.7	x	11.8	x

Under the caption “Precedent Transaction Analysis” (starting on page 91), the current first paragraph is hereby deleted and replaced with the following:

“Greenhill performed an analysis of selected precedent change-in-control transactions since November 2007 with values greater than $1 billion involving specialty pharmaceutical organizations that in Greenhill’s judgment were relevant for its analysis. The table below identifies the 16 transactions reviewed by Greenhill in this analysis, which are referred to as the Precedent Transactions.   Using publicly available information for the Precedent Transactions, Greenhill reviewed the consideration paid in each such transaction and analyzed the transaction value implied by such consideration as a multiple of last 12 months (LTM) EBITDA.  This analysis indicated the following implied multiples for the Precedent Transactions. For purposes of the table below, “NA” means data not publicly available, and “NM” means not meaningful.”

Under the caption “Precedent Transaction Analysis” (starting on page 91), the table in the current first paragraph is hereby deleted and replaced with the following:

Target	Purchaser	Announcement Month and Year	Transaction Value / LTM EBITDA
Medicis Pharmaceutical Corporation	Valeant Pharmaceuticals International, Inc.	September 2012	9.0x
Par Pharmaceutical Companies, Inc.	TPG Capital	July 2012	8.8x
Actavis, Inc.	Watson Pharmaceuticals Inc.	April 2012	14.6x
Nycomed A/S	Takeda Pharmaceutical Company Limited	May 2011	12.2x
Cephalon, Inc.	Teva Pharmaceutical Industries Ltd.	May 2011	6.8x
King Pharmaceuticals Inc.	Pfizer, Inc.	October 2010	7.9x
Biovail Corporation	Valeant Pharmaceuticals International	June 2010	6.2x
Solvay Pharmaceuticals	Abbott Laboratories	September 2009	7.9x
P&G Pharmaceutical Business	Warner Chilcott plc	August 2009	NA
Stiefel Laboratories, Inc.	GlaxoSmithKline plc	April 2009	NA
Sepracor Inc.	Dainippon Sumitomo Pharma Co., Ltd.	September 2009	7.7x
Alpharma Inc.	King Pharmaceuticals, Inc.	November 2008	NM
Sciele Pharma, Inc.	Shionogi & Co., Ltd.	September 2008	11.4x
Barr Pharmaceuticals, Inc.	Teva Pharmaceutical Industries Ltd.	July 2008	13.2x
Axcan Pharma Inc.	TPG Capital	November 2007	7.6x
Reliant Pharmaceuticals, Inc.	GlaxoSmithKline plc	November 2007	NM

Under the caption “Precedent Transaction Analysis” (starting on page 91), the first sentence of the current third paragraph is hereby deleted.

Under the caption “Premiums Paid Analyses” (starting on page 92), the following is hereby added to the end of the current second paragraph:

This analysis indicated the following implied premium for each Precedent Transaction in which information on the premium paid was available:

			Implied Premium
Target	Purchaser	Announcement Month and Year	1 Day Prior	1 Week Prior	1 Month Prior
Medicis Pharmaceutical Corporation	Valeant Pharmaceuticals International, Inc.	September 2012	38.1%	35.4%	33.7%
Par Pharmaceutical Companies, Inc.	TPG Capital	July 2012	36.7%	39.5%	49.0%
Cephalon, Inc.	Teva Pharmaceutical Industries Ltd.	May 2011	41.6%	43.3%	44.7%
King Pharmaceuticals Inc.	Pfizer, Inc.	October 2010	40.4%	42.9%	52.1%
Biovail Corporation	Valeant Pharmaceuticals International	June 2010	14.2%	16.0%	11.7%
Sepracor Inc.	Dainippon Sumitomo Pharma Co., Ltd.	September 2009	27.6%	26.6%	31.4%
Alpharma Inc.	King Pharmaceuticals, Inc.	November 2008	53.9%	54.2%	48.0%
Sciele Pharma, Inc.	Shionogi & Co., Ltd.	September 2008	60.9%	63.0%	63.3%
Barr Pharmaceuticals, Inc.	Teva Pharmaceutical Industries Ltd.	July 2008	42.1%	50.3%	58.3%
Axcan Pharma Inc.	TPG Capital	November 2007	34.4%	30.8%	11.7%
Mean			39.0%	40.2%	40.4%
Median			39.2%	41.2%	46.4%

Under the caption “Premiums Paid Analyses” (starting on page 92), the current third paragraph is hereby deleted.

Important Information For Investors And Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  Actavis Limited, a private limited company organized under the laws of Ireland (“New Actavis”), has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a joint proxy statement of Warner Chilcott and Actavis that also constitutes a prospectus of New Actavis.  The registration statement was declared effective by the SEC on July 31, 2013.  Each of Actavis and Warner Chilcott has mailed to its stockholders or shareholders the definitive proxy statement/prospectus.  In addition, each of New Actavis, Actavis and Warner Chilcott has filed and will file with the SEC other documents with respect to the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF ACTAVIS AND WARNER CHILCOTT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by New Actavis, Actavis and Warner Chilcott through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by New Actavis and Actavis may be obtained free of charge on Actavis’ internet website at www.actavis.com or by contacting Actavis’ Investor Relations Department at (862) 261-7488. Copies of the documents filed with the SEC by Warner Chilcott may be obtained free of charge on Warner Chilcott’s internet website at www.wcrx.com or by contacting Warner Chilcott’s Investor Relations Department at (973) 442-3200.

Actavis, Warner Chilcott, their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction.  Information about the directors and executive officers of Warner Chilcott is set forth in its Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 22, 2013, its proxy statement for its 2013 annual general meeting of shareholders, which was filed with the SEC on April 5, 2013, and its Current Reports on Form 8-K that were filed with the SEC on May 2, 2013 and May 8, 2013.  Information about the directors and executive officers of Actavis is set forth in its Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 28, 2013 (as revised pursuant to Actavis’ Current Report on Form 8-K dated as of June 17, 2013, which was filed with the SEC on June 18, 2013), its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on March 29, 2013, and its Current Reports on Form 8-K that were filed with the SEC on January 29, 2013 and May 13, 2013.  Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive proxy statement/prospectus filed with the SEC and will be contained in other relevant materials to be filed with the SEC when they become available.

Warner Chilcott Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements, including statements concerning the proposed transaction with Actavis, Warner Chilcott’s industry, Warner Chilcott’s operations, Warner Chilcott’s anticipated financial performance and financial condition and Warner Chilcott’s business plans, growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "may," "might," "will," "should," "estimate," "project," "plan," "anticipate," "expect," "intend," "outlook," "believe" and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by Warner Chilcott’s management that, although Warner Chilcott believes to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by Warner Chilcott’s forward-looking statements: the timing to consummate the proposed transaction with Actavis; the risk that a condition to closing of the proposed transaction with Actavis may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction with Actavis is delayed, is not obtained or is obtained subject to conditions that are not anticipated; New Actavis' ability to achieve the synergies and value creation contemplated by the proposed acquisition; New Actavis' ability to promptly and effectively integrate Actavis' and Warner Chilcott's businesses; the diversion of management time on transaction-related issues; Warner Chilcott’s substantial indebtedness, including increases in the LIBOR rates on its variable-rate indebtedness above the applicable floor amounts; competitive factors and market conditions in the industry in which Warner Chilcott operates, including the approval and introduction of generic or branded products that compete with its products; Warner Chilcott’s ability to protect its intellectual property; a delay in qualifying any of Warner Chilcott’s manufacturing facilities that produce its products, production or regulatory problems with either its own manufacturing facilities or those of third party manufacturers, packagers or API suppliers upon whom Warner Chilcott may rely for some of its products or other disruptions within Warner Chilcott’s supply chain; pricing pressures from reimbursement policies of private managed care organizations and other third party payors, government sponsored health systems and regulatory reforms, and the continued consolidation of the distribution network through which Warner Chilcott sells its products; changes in tax laws or interpretations that could increase Warner Chilcott’s consolidated tax liabilities; government regulation, including U.S. and foreign health care reform, affecting the development, manufacture, marketing and sale of pharmaceutical products, including Warner Chilcott’s ability and the ability of companies with whom it does business to obtain necessary regulatory approvals; adverse outcomes in Warner Chilcott’s outstanding litigation, regulatory investigations or arbitration matters or an increase in the number of such matters to which it is subject; the loss of key senior management or scientific staff;

Warner Chilcott’s ability to manage the growth of its business by successfully identifying, developing, acquiring or licensing new products at favorable prices and marketing such new products; Warner Chilcott’s ability to obtain regulatory approval and customer acceptance of new products, and continued customer acceptance of its existing products; and the other risks identified in Warner Chilcott’s periodic filings, including its Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, and from time-to-time in its other investor communications.  Warner Chilcott cautions you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in Warner Chilcott’s forward-looking statements may not occur. Warner Chilcott undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.

Statement Required by the Irish Takeover Rules

The directors of Warner Chilcott accept responsibility for the information contained in this communication. To the best of the knowledge and belief of the directors (who have taken all reasonable care to ensure such is the case), the information contained in this communication is in accordance with the facts and does not omit anything likely to affect the import of such information.

Deutsche Bank Securities Inc. is acting for Warner Chilcott as financial advisor and is not acting as financial advisor to anyone else in connection with the matters referred to in this communication and will not be responsible to anyone other than Warner Chilcott in connection therewith for providing advice in relation to the matters referred to in this communication. Deutsche Bank Securities Inc. has delegated certain of its financial advisory functions and responsibilities to Deutsche Bank AG, acting through its London branch. Deutsche Bank AG, acting through its London branch is performing such delegated functions and responsibilities exclusively for Warner Chilcott and is not acting as a financial adviser for any other person in connection with the matters referred to in this communication and will not be responsible to any such other person for providing advice in relation to the matters referred to in this communication. Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin – Federal Financial Supervisory Authority) and authorised and subject to limited regulation by the Financial Conduct Authority. Details about the extent of Deutsche Bank AG's authorization and regulation by the Financial Conduct Authority are available on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2013

WARNER CHILCOTT PUBLIC LIMITED COMPANY

By:	/s/ Paul Herendeen
	Name:	Paul Herendeen
	Title:	Executive Vice President and Chief Financial Officer